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                                                                   EXHIBIT 23.07

                     CERTIFIED PUBLIC ACCOUNTANTS' REPORT




To the Stockholders and Board of Directors of Meadow Valley Corporation

We have audited the accompanying consolidated balance sheets of Meadow Valley Corporation and Subsidiaries as of December 31, 1995 and 1996, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the period from the date of inception, September 15, 1994, through December 31, 1994 and the years ended December 31, 1995 and 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted audit standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe our audits of the consolidated financial statements provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Meadow Valley Corporation and Subsidiaries as of December 31, 1995 and 1996, and the consolidated results of their operations, and cash flows for the period from the date of inception, September 15, 1994, through December 31, 1994 and for the years ended December 31, 1995 and 1996, in conformity with generally accepted accounting principles.



                                          /s/ BDO Seidman, LLP


Los Angeles, California
February 28, 1997